As filed with the Securities and Exchange Commission on March 12, 2018

Registration No. 333-160285

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

To

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VALLEY NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	22-2477875 (I.R.S. Employer Identification Number)

1455 Valley Road
Wayne, New Jersey 07470
(973) 305-8800
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald H. Janis
General Counsel and Senior Executive Vice President
Valley National Bancorp
1455 Valley Road
Wayne, New Jersey 07470
(973) 305-8800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Michael T. Rave
Day Pitney LLP
One Jefferson Road
Parsippany, New Jersey 07054
 (973) 966-6300

Approximate date of commencement of proposed sale to the public: Not applicable.  This post-effective amendment removes from registration those securities that remain unsold pursuant to this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☑

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑
Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)
Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE/DEREGISTRATION OF SECURITIES

On June 29, 2009, Valley National Bancorp (the “Company”) filed a Registration Statement on Form S-3 (Registration No. 333-160285) (the “Original Registration Statement”) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the “SEC”).  The Original Registration Statement registered 10,000,000 shares of the Company’s common stock, no par value per share (the “Common Stock”), to be issued in connection with the Valley National Bancorp Dividend Reinvestment Plan (the “Plan”).  The Company terminated the Plan on or about February 12, 2018 and thus no further shares will be issued under the Plan.  The Company, by filing this Post-Effective Amendment No. 1 to the Original Registration Statement, hereby terminates the effectiveness of the Original Registration Statement and removes from registration any and all securities registered but otherwise unissued under the Original Registration Statement as of the date hereof.  This filing is made in accordance with an undertaking made by the Company in Part II of the Original Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unissued at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wayne, State of New Jersey, on March 12, 2018.

VALLEY NATIONAL BANCORP

Date: March 12, 2018	By:	/s/ Ira Robbins
Ira Robbins President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Ira Robbins	President, Chief Executive Officer and Director	March 12, 2018
Ira Robbins	(Principal Executive Officer)

/s/ Alan D. Eskow	Senior Executive Vice President and	March 12, 2018
Alan D. Eskow	Chief Financial Officer (Principal Financial Officer)

/s/ Mitchell L. Crandell	First Senior Vice President and	March 12, 2018
Mitchell L. Crandell	Chief Accounting Officer (Principal Accounting Officer)

*	Chairman of the Board	March 12, 2018
Gerald H. Lipkin

*	Director	March 12, 2018
Andrew B. Abramson

Director
Peter J. Baum

*	Director	March 12, 2018
Pamela R. Bronander

*	Director	March 12, 2018
Eric P. Edelstein

*	Director	March 12, 2018
Mary J. Steele Guilfoile

*	Director	March 12, 2018
Graham O. Jones

*	Director	March 12, 2018
Gerald Korde

*	Director	March 12, 2018
Michael L. LaRusso

*	Director	March 12, 2018
Marc J. Lenner

*	Director	March 12, 2018
Suresh L. Sani

Director
Jennifer W. Steans

Director
Jeffrey S. Wilks

*By:	/s/ Alan D. Eskow
Alan D. Eskow, as Attorney-in-Fact